Exhibit 10.2

NATIONAL INSTITUTE OF SOCIAL SECURITY

AGREEMENT No. 39/2024

Proceeding No. 35014.483102/2023-89

AGREEMENT No. 39/2024

PROCEEDING No. 35014.483102/2023-89

PUBLIC BIDDING NO. 90005/2024

ADMINISTRATIVE AGREEMENT No. 39/2024, ENTERED INTO BY THE NATIONAL INSTITUTE OF SOCIAL SECURITY (INSS), THROUGH THE BUDGET, FINANCE, AND LOGISTICS OFFICE, AND THE BANKING INSTITUTIONS LISTED BELOW.

The NATIONAL INSTITUTE OF SOCIAL SECURITY (INSS), a Federal Government Entity linked to the Ministry of Social Security, created under the legislative authorization contained in article 17 of Law No. 8.029 of April 12, 1990, and restructured pursuant to the provision in article 11, sole paragraph, of Law No. 8.422 of May 13, 1992, Decree No. 10.995 of March 14, 2022, headquartered at Setor de Autarquias Sul, Quadra 02, Bloco “O”, 10th floor, Brasília/DF, registered under National Corporate Taxpayers’ Register (CNPJ) No. 29.979.036/0908-91, herein represented by its Budget, Finance, and Logistics Officer, Mrs. DÉBORA APARECIDA ANDRADE FLORIANO, appointed by Ministry of Social Security (MPS) Ordinance No. 2.843 of August 31, 2023, based on the powers established in subitem “e”, subsection I, of paragraph 1, article 71, of the Internal Rules of the National Institute of Social Security (INSS), approved by President of the National Institute of Social Security (PRES/INSS) Ordinance No. 1.678 of April 29, 2024, hereinafter referred to as the PRINCIPAL, and the Banking Institutions listed below, hereinafter referred to as the CONTRACTOR(S), considering the records of Proceeding No. 35014.483102/2023-89 and in compliance with the provisions of Law No. 14.133 of April 1, 2021, and other applicable legislation, resolve to enter into this Agreement Instrument, arising from In-Person Bidding Procedure No. 90005/2024, under the terms and conditions set forth below.

1.	BANCO CREFISA, Head Office, Code: 069, registered with CNPJ/MF under No. 61.033.106/0001-86.

2.	BANCO MERCANTIL DO BRASIL SA, Head Office, Code: 389, registered with CNPJ/MF under No. 17.184.037/0001-10.

3.	BANCO DO ESTADO DO RIO GRANDE DO SUL, Head Office, Code: 041, registered with CNPJ/MF under No. 92.702.067/0001-96.

4.	BANCO MASTER, Head Office, Code: 243, registered with CNPJ/MF under No. 33.923.798/0001-00.

5.	BANCO COOPERATIVO SICREDI, Head Office, Code: 748, registered with CNPJ/MF under No. 01.181.521/0001-55.

6.	BANCO PAN, Head Office, Code: 623, registered with CNPJ/MF under No. 59.285.411/0001-13.

7.	BANCO BMG, Head Office, Code: 318, registered with CNPJ/MF under No. 61.186.680/0001-74.

8.	BANCO C6 S.A, Head Office, Code: 336, registered with CNPJ/MF under No. 31.872.495/0001-72.

9.	BANCO DO BRASIL S.A, Head Office, Code: 001, registered with CNPJ/MF under No. 00.000.000/0001-91.

10.	BANCO BANESTES S.A, Head Office, Code: 021, registered with CNPJ/MF under No. 28.127.603/0001-78.

11.	BANCO COOPERATIVO SICOOB S.A, Head Office, Code: 756, registered with CNPJ/MF under No. 02.038.232/0001-64.

12.	BANCO PARANÁ BANCO S/A, Head Office, Code: 254, registered with CNPJ/MF under No. 14.388.334/0001-99.

13.	BANCO BRB BANCO DE BRASILIA S/A, Head Office, Code: 070, registered with CNPJ/MF under No. 00.000.208/0001-00.

14.	BANCO SEMEAR S.A, Head Office, Code: 743, registered with CNPJ/MF under No. 200.795.423/0001-45.

15.	BANCO DAYCOVAL, Head Office, Code: 707, registered with CNPJ/MF under No. 62.232.889/0001-90.

16.	BANCO DO ESTADO DE SERGIPE, Head Office, Code: 047, registered with CNPJ/MF under No. 13.009.717/0001-46.

17.	BANCO SAFRA, Head Office, Code: 422, registered with CNPJ/MF under No. 58.160.789/0001-28.

18.	BANCO INTER S.A, Head Office, Code: 077, registered with CNPJ/MF under No. 00.416.968/0001-01.

19.	BANCO AGIBANK, Head Office, Code: 121, registered with CNPJ/MF under No. 10.664.513/0001-50.

20.	BANCO SANTANDER, Head Office, Code: 033, registered with CNPJ/MF under No. 90.400.888/0001-42.

21.	BANCO PINE, Head Office, Code: 643, registered with CNPJ/MF under No. 62.144.175/0001-20.

22.	BANCO CAIXA ECONÔMICA FEDERAL, Head Office, Code: 104, registered with CNPJ/MF under No. 00.360.305/0001-04.

23.	BANCO ITAÚ UNIBANCO S.A, Head Office, Code: 341, registered with CNPJ/MF under No. 60.701.190/0001-04.

24.	BANCO BRADESCO S.A, Head Office, Code: 237, registered with CNPJ/MF under No. 60.746.948/0001-12.

1. SECTION ONE - PURPOSE (article 92, I and II)

1.1.       The purpose of this instrument is the procurement of common services for the payment of benefits managed by the National Institute of Social Security (INSS), guaranteeing the beneficiary the option to receive their benefit at an institution of their choice at any time, provided that the institution has participated in the bidding process and maintains an agreement with INSS, and that it is in the method of credit to a deposit account, under the conditions established in the Terms of Reference.

1.2.	Purpose of the agreement:

LOT	STATES AND COVERED EXECUTIVE OFFICES	ESTIMATED MONTHLY NUMBER OF PERMANENT BENEFITS	ESTIMATED MONTHLY NUMBER OF TEMPORARY BENEFITS	ESTIMATED MONTHLY NUMBER OF BENEFITS TO BE GRANTED
1	03001: Manaus	2,929	3,345	6,274
	24001: Rio Branco	639	826	1,466
	25001: Macapá	563	911	1,474
	26001: Porto Velho	1,773	1,880	3,654
	27001: Boa Vista	485	658	1,143
	28001: Palmas	1,481	1,615	3,096
	TOTAL	7,871	9,235	17,107
2	02001: Maceió	2,913	3,163	6,076
	22001: Aracaju	2,151	2,728	4,879
	TOTAL	5,065	5,890	10,955
3	06001: Campo Grande	1,724	2,973	4,697
	06021: Dourados	962	1,505	2,467
	10001: Cuiabá	2,374	3,178	5,552
	10021: Sinop	850	1,292	2,143
	TOTAL	5,909	8,949	14,858
4	08001: Goiânia	3,261	5,338	8,599
	08021: Anápolis	2,180	2,350	4,530
	23001: Federal District	2,877	4,017	6,894
	TOTAL	8,318	11,705	20,023
5	21021: Araçatuba	1,053	1,851	2,903
	21022: Araraquara	1,426	2,178	3,603
	21023: Bauru	1,452	2,395	3,847
	21027: Marília	1,213	1,740	2,953
	21030: Presidente Prudente	997	1,864	2,861
	21031: Ribeirão Preto	1,965	2,508	4,474
	21036: São José do Rio Preto	2,266	2,733	4,999
	TOTAL	10,372	15,268	25,640
6	21024: Campinas	2,826	3,590	6,416
	21026: Jundiaí	1,925	2,445	4,370
	21029: Piracicaba	1,590	2,214	3,804
	21038: Sorocaba	2,496	3,484	5,981
	TOTAL	8,837	11,733	20,570
7	21001: SP - Center	12,049	13,553	25,602
	TOTAL	12,049	13,553	25,602

8	21025: Guarulhos	2,615	3,445	6,060
	21028: Osasco	1,852	2,434	4,286
	21033: Santos	2,059	3,074	5,133
	21034: São Bernardo do Campo	2,865	4,088	6,953
	21035: São João da Boa Vista	1,264	2,330	3,594
	21039: Taubaté	2,522	3,616	6,138
	TOTAL	13,176	18,987	32,164
9	17001: RJ - Center	6,419	5,892	12,311
	TOTAL	6,419	5,892	12,311
10	17021: Campos	1,548	1,730	3,278
	17022: Duque de Caxias	3,560	2,877	6,437
	17023: Niterói	2,533	2,445	4,978
	17024: Petrópolis	1,211	1,495	2,706
	17025: Volta Redonda	1,304	1,831	3,135
	TOTAL	10,156	10,377	20,533
11	11021: Barbacena	1,412	2,190	3,602
	11023: Divinópolis	1,924	3,167	5,091
	11025: Juiz de Fora	1,449	2,763	4,212
	11028: Poços de Caldas	1,493	1,671	3,164
	11029: Uberaba	1,708	2,877	4,585
	11030: Uberlândia	1,260	2,485	3,745
	11031: Varginha	1,449	1,828	3,278
	TOTAL	10,696	16,982	27,677
12	11001: Belo Horizonte	2,603	3,655	6,258
	11022: Contagem	2,193	3,480	5,673
	11024: Governador Valadares	2,215	3,036	5,251
	11026: Montes Claros	1,834	2,225	4,059
	11027: Ouro Preto	1,049	1,523	2,572
	11032: Diamantina	698	763	1,461
	11033: Teófilo Otoni	1,054	1,084	2,138
	TOTAL	11,645	15,767	27,412
13	19001: Porto Alegre	2,058	2,564	4,622
	19021: Canoas	2,019	2,831	4,850
	19022: Caxias do Sul	1,398	2,138	3,536
	19024: Novo Hamburgo	2,050	3,159	5,209
	TOTAL	7,525	10,693	18,217

14	19023: Ijuí	1,545	2,425	3,969
	19025: Passo Fundo	1,388	2,313	3,701
	19026: Pelotas	1,347	1,666	3,013
	19027: Santa Maria	1,377	1,897	3,274
	19028: Uruguaiana	628	891	1,519
	TOTAL	6,285	9,192	15,477
15	04001: Salvador	3,737	3,731	7,469
	04022: Feira Santana	2,390	2,288	4,678
	04025: Santo Antônio de Jesus	1,045	990	2,036
	TOTAL	7,173	7,009	14,182
16	04021: Barreiras	1,147	1,439	2,587
	04023: Itabuna	1,879	1,446	3,325
	04024: Juazeiro	2,559	2,713	5,272
	04026: Vitória da Conquista	2,140	2,229	4,369
	TOTAL	7,725	7,827	15,552
17	14001: Curitiba	3,602	4,556	8,158
	14021: Cascavel	2,588	4,249	6,837
	14022: Londrina	2,291	2,756	5,047
	14023: Maringá	2,331	3,036	5,367
	14024: Ponta Grossa	1,884	2,406	4,290
	TOTAL	12,697	17,003	29,700
18	20001: Florianópolis	1,896	3,897	5,793
	20021: Blumenau	1,860	3,894	5,754
	20022: Chapecó	1,873	3,888	5,761
	20023: Criciúma	1,228	2,561	3,789
	20024: Joinville	1,583	2,700	4,283
	TOTAL	8,440	16,940	25,380
19	15001: Recife	3,530	3,542	7,072
	15021: Caruaru	2,373	1,753	4,126
	15022: Garanhuns	1,341	1,147	2,488
	15023: Petrolina	1,292	1,829	3,121
	TOTAL	8,536	8,271	16,808
20	07001: Vitória	4,264	5,149	9,413
	TOTAL	4,264	5,149	9,413

21	05001: Fortaleza	5,176	4,932	10,109
	05021: Juazeiro do Norte	1,833	1,704	3,537
	05022: Sobral	2,516	1,779	4,295
	TOTAL	9,526	8,415	17,942
22	12001: Belém	4,265	3,861	8,127
	12021: Marabá	1,381	1,017	2,398
	12022: Santarém	1,291	1,270	2,561
	TOTAL	6,937	6,148	13,086
23	13001: João Pessoa	2,130	2,693	4,823
	13021: Campina Grande	2,074	2,129	4,203
	TOTAL	4,204	4,822	9,027
24	18001: Natal	1,930	2,288	4,218
	18021: Mossoró	1,191	1,421	2,612
	TOTAL	3,121	3,709	6,830
25	09001: São Luís	4,561	4,678	9,238
	09021: Imperatriz	2,083	2,276	4,359
	TOTAL	6,643	6,954	13,597
26	16001: Teresina	3,822	4,740	8,562
	TOTAL	3,822	4,740	8,562
MONTHLY AVERAGE		207,412	261,211	468,624

1.3.	The following documents are incorporated by reference into this Agreement:

1.3.1.	The Terms of Reference;

1.3.2.	The Bidding Notice;

1.3.3.	The Contractors’ Proposal;

1.3.4.	Magnetic Media Benefit Payment Protocol, agreed between INSS, Dataprev, and financial institutions;

1.3.5.	Specific legislation of the National Financial System;

1.3.6.	Possible exhibits to the aforementioned documents.

1.4.	The purpose of this Agreement covers only the benefits granted in the first sixty (60) months of its term.

1.5. The selection of the contractor for the provision of banking services, aimed at carrying out the payments of the new benefits, shall be defined by the Preference Order Table for each lot (Exhibit I to this Agreement), established based on the descending order of the prices offered in the bidding procedure, for the performance of the services.

1.6. In the micro-region where the top-ranked bidder does not have service capacity, according to the quality standards established by the PRINCIPAL (Service Quality Standard, Exhibit II to this Agreement), and is not interested in expanding it, the right of preference will be granted to the second-ranked bidder, and so on.

1.7. In the event that the previous top-ranked bidder regains or increases its service capacity, it will regain preference in the performance of the services.

1.8. If the beneficiary chooses to receive their payment at another financial institution, in the method of credit to a deposit account, the service will be transferred to the other indicated institution, at no cost to the beneficiary and regardless of the order of preference, provided that such institution has participated in the bidding process and maintains an agreement with INSS regarding the bid to which the beneficiary belongs.

1.9. In the situation described in the previous subitem, the institution indicated by the beneficiary will pay monthly, for obtaining the new benefit, the unit value recorded for it, in order of preference, and, consequently, the bypassed institution will cease to pay the respective amount.

1.10. The municipalities where benefits are paid through a Pioneer Agency, as well as those paid abroad, are not included in the scope of this Agreement.

1.11. In the event of the installation of new Executive Offices, the originally agreed amounts will be maintained, in compliance with the adjustment sections.

1.12. The payments of social security benefits, the purpose hereof, shall be made primarily through bank branches or banking outlets.

1.12.1 In the absence of bank branches or banking outlets, payments may be made through banking correspondents, which shall be exclusive to a single financial institution, at the discretion of the contractors, provided that the INSS expressly consents to such use.

1.12.2 In the event that the highest-ranked financial institution on the preference list does not have bank branches or banking outlets in the specified microregion, and another institution in the same location has such infrastructure, the payments shall be directed to the latter, respecting the ranking order.

2. SECTION TWO - DURATION AND EXTENSION

2.1. The effective period of the agreement is two hundred and forty (240) months, starting from January 1, 2025, under article 105 of Law No. 14.133 of 2021, and will cover only the benefits granted in the first sixty (60) months of its duration.

3. SECTION THREE - AGREEMENT PERFORMANCE AND MANAGEMENT MODELS

3.1. The contractual performance regime, management and implementation models, as well as the time limits and conditions for completion, delivery, observation, and acceptance of the subject matter are included in the Terms of Reference, attached to this Agreement.

4. SECTION FOUR - SUBCONTRACTING

4.1. Subcontracting of the contractual purpose will not be allowed.

5. SECTION FIVE - PRICE

5.1. The monthly price to be paid to the PRINCIPAL for the right to provide the service of payment for each benefit generated in the first sixty (60) months of this agreement term will correspond to the updated amount listed in the Preference Order Table by Lots, established according to the micro-regions (Exhibit I to this Agreement).

6. SECTION SIX – PAYMENT

6.1. The payment term to the principal and other related conditions are defined in the Terms of Reference, attached to this Agreement.

7. SECTION SEVEN - ADJUSTMENT

7.1.	The initially agreed prices are fixed and non-adjustable for a period of one year from the date of submission of the proposal.

7.2. After a one-year interval has elapsed, and regardless of a request by the principal, the initial prices shall be readjusted by applying, by the principal, under the Broad National Consumer Price Index (IPCA/IBGE), exclusively for obligations initiated and concluded after the one-year period, using the following formula:

R = V ( I – Iº )/Iº

where:

R = Value of the sought adjustment; V = Value stated in the proposal;

I = Index relating to the month prior to the month of adjustment;

Iº = Index for the month prior to the month of submission of the proposal.

Note: For the purpose of calculating the annual adjustment, the index number of the historical IPCA series for the month preceding the initial and final milestones shall always be used.

7.3. For subsequent adjustments after the first, the minimum interval of one year will be counted from the financial effects of the last adjustment.

7.4. In the event of a delay or failure to publish the adjustment index, the contractors shall pay the principal the amount calculated by the last known variation, settling the corresponding difference as soon as the definitive index is published.

7.5.	In final assessments, the index used for adjustment will mandatorily be the definitive one.

7.6. If the index established for adjustment is extinguished or can no longer be used for any reason, it shall be replaced by whatever is determined by the legislation then in force.

7.7. In the absence of a legal provision regarding the substitute index, the parties shall choose a new official index for price adjustment of the remaining value through an amendment agreement.

7.8.	The adjustment shall be made by means of an addendum notation.

8. SECTION EIGHT - OBLIGATIONS OF THE PRINCIPAL

8.1. The general obligations of the Principal are:

8.1.1.	Demand compliance with all obligations assumed by the Contractors, in accordance with the agreement and the exhibits thereto;

8.1.2.	Receive the subject matter within the timeframe and conditions established in the Terms of Reference;

8.1.3. Notify the Contractors, in writing, of defects, flaws, or inaccuracies found in the supplied subject matter, so that it is replaced, repaired, or corrected, in whole or in part, at their expense;

8.1.4.	Monitor and oversee the performance of the agreement and the fulfillment of the obligations by the Contractors;

8.1.5.	Apply to the Contractors the sanctions provided for by law and in this Agreement;

8.1.6.  Notify the legal representation body of the Office of the Attorney General of the Federal Government (AGU) for the adoption of appropriate measures in the event of non-compliance with obligations by the Contractors;

8.1.7. Explicitly issue decisions on all requests and complaints related to the performance of this Agreement, except for requests that are manifestly irrelevant, merely delaying, or of no interest to the proper performance of the agreement.

8.1.7.1. The Administration shall have forty-five (45) days, from the date the request is filed, to issue a decision, with a justified extension permitted for an equal period.

8.1.8. The Government shall not be liable for any commitments undertaken by the Contractors with third parties, even if related to the performance of the agreement, nor for any damage caused to third parties as a result of acts by the Contractors, their employees, agents, or subordinates.

8.2. The other obligations and specific responsibilities of the PRINCIPAL, related to the performance model of the subject matter, are described in the Terms of Reference, which is an integral part of this Agreement.

9. SECTION NINE - CONTRACTOR OBLIGATIONS

9.1. The Contractor must comply with all obligations contained in this Agreement and the exhibits hereto, assuming, exclusively, the risks and expenses arising from the proper and perfect performance of the subject matter, while also observing the following obligations:

9.1.1.	Maintain a representative accepted by the Government to represent it in the performance of the agreement.

9.1.2. The appointment or retention of the institution’s representative may be refused by the agency or entity, provided that it is duly justified, and the institution shall designate another for the performance of the activity.

9.1.3. Comply with the regular determinations issued by the agreement supervisor or superior authority (Article 137, II) and provide all clarifications or information requested by them;

9.1.4. Allocate the employees necessary for the proper fulfillment of the sections of this agreement, with appropriate qualifications and knowledge, providing the materials, equipment, tools, and utensils required, whose quantity, quality, and technology shall meet good practice recommendations and the governing legislation;

9.1.5. Repair, correct, remove, rebuild, or replace, at its expense, in whole or in part, within the period set by the agreement supervisor, the services in which defects, flaws, or inaccuracies are found resulting from the performance or the materials used;

9.1.6. Be responsible for defects and damages resulting from the performance of the subject matter, in accordance with the Consumer Protection Code (Law No. 8.078 of 1990), as well as for any and all damage caused to the Government or third parties, without such responsibility being reduced by the supervision or monitoring of contractual performance by the Principal;

9.1.7. Whenever verification of compliance in the Supplier Registration System – SICAF is not possible, the Contractor shall submit to the department responsible for contract oversight, by the thirtieth day of the month following the service provision, the following documents: 1) proof of compliance with Social Security obligations; 2) joint certificate regarding federal taxes and Overdue Federal Tax Liability; 3) certificates proving compliance with the Municipal or District Treasury of the domicile or headquarters of the contractor; 4) FGTS Compliance Certificate (CRF); and 5) Labor Debt Clearance Certificate (CNDT);

9.1.8. Be responsible for fulfilling the obligations set forth in Agreements, Conventions, Collective Labor Disputes, or equivalents of the categories covered by the agreement, for all labor, social security, social welfare, tax obligations and any others set forth in specific legislation, whose default does not transfer the responsibility to the Principal;

9.1.9. Provide any clarification or information requested by the Principal or its representatives, granting them access, at any time, to the work site, as well as to documents related to the performance of the project.

9.1.10. Suspend, by determination of the Principal, any activity that is not being performed according to good practice or that endangers the safety of people or third-party property.

9.1.11. Carry out the work in strict compliance with the relevant legislation, following the determinations of Governments, and keeping the workplace clean and in the best conditions of safety, hygiene, and discipline.

9.1.12. Submit in advance, in writing, to the Principal, for analysis and approval, any changes in the implementation methods that deviate from the specifications of the descriptive memorandum or similar instrument.

9.1.13. Not allow the use of any labor by individuals under sixteen years of age, except as apprentices for those over fourteen years of age, nor allow the use of labor by individuals under eighteen years of age in night, hazardous, or unhealthy work;

9.1.14. Maintain, throughout the duration of the agreement, in compatibility with the assumed obligations, all conditions required for qualification in the bidding;

9.1.15.	Maintain confidentiality of all information obtained as a result of the performance of the agreement;

9.1.16.	Comply, in addition to the legal requirements in force at the federal, state, or municipal levels, with the Principal’s safety standards;

9.2. The other obligations and specific responsibilities of the CONTRACTORS, related to the performance model of the subject matter, are described in the Terms of Reference, which is an integral part of this Agreement.

10. SECTION TEN - OBLIGATIONS RELATED TO THE GENERAL DATA PROTECTION LAW (LGPD)

10.1. The parties shall comply with Law No. 13.709, of August 14, 2018 (LGPD), with respect to all personal data to which they have access as a result of the tender or the administrative agreement that may eventually be executed, from the submission of the proposal in the procurement procedure, regardless of declaration or express acceptance.

10.2. The data obtained may only be used for the purposes that justified their access and in accordance with good faith and the principles of Article 6 of the LGPD.

10.3. It is prohibited to share data with third parties outside the cases permitted by law.

10.4. The Government shall be informed, within five (5) business days, of all sub-operation agreements executed or to be executed by the Contractor.

10.5. Once the data processing has been completed pursuant to Article 15 of the LGPD, the contractor shall delete the data, except in the cases provided for in Article 16 of LGPD, including situations where the retention of documentation is necessary to prove compliance with legal or contractual obligations, and only for as long as such obligations are not time-barred.

10.6. It is the contractor’s duty to guide and train its employees on the duties, requirements, and responsibilities arising from the LGPD.

10.7. The Contractor shall require the sub-processors to comply with the duties of this section, remaining fully responsible for ensuring compliance.

10.8. The Principal may carry out due diligence to verify compliance with this section, and the Contractor shall promptly comply with any proof requests made.

10.9. The Contractor shall provide, within the deadline established by the Principal, which may be justifiably extended, any information regarding personal data for compliance with the LGPD, including any disposal carried out.

10.10. Databases created from administrative contracts, particularly those intended to store personal data, must be maintained in a controlled virtual environment, with traceable individual records of processing activities (LGPD, Article 37), including each access, date, time, and record of purpose, for purposes of accountability in the event of omissions, deviations, or abuses.

10.10.1. The referenced databases must be developed in an interoperable format, to ensure the reuse of such data by the Government in the cases provided for in the LGPD.

10.11. The agreement is subject to change in the procedures related to the processing of personal data, when indicated by the competent authority, especially the National Data Protection Authority (ANPD), through technical opinions or recommendations, issued under the LGPD.

10.12.	The contracts and agreements referred to in paragraph 1 of Article 26 of the LGPD shall be reported to the national authority.

10.13.	The general provisions described in this Section apply only where applicable.

11.	SECTION ELEVEN - PERFORMANCE BOND

11.1.	There will be no requirement for a performance bond.

12.	SECTION TWELVE - ADMINISTRATIVE INFRACTIONS AND SANCTIONS

12.1. The contractor commits an administrative infraction, pursuant to Law No. 14.133 of 2021, when:

a) causing partial non-performance of the agreement, breaching the general obligations set forth in Section Nine of this agreement, breaching the specific obligations set forth in item 5.13, subsection II, of the Terms of Reference, or breaching the sections of the Service Quality Standard;

b) causing partial non-performance of the agreement that results in serious harm to the Government or to the operation of

c) public services or the collective interest;

d) causing total non-performance of the agreement;

e) causing delays in the performance or delivery of the subject matter of the agreement without justified reason;

f) presenting false documentation or making false statements during the performance of the agreement;

g) committing fraudulent acts in the performance of the agreement;

h) engaging in improper conduct or committing fraud of any nature; and

engaging in a harmful act as set forth in Article 5 of Law No. 12.846, of August 1, 2013.

12.2. The following penalties shall be applied to contractors who commit the infractions described above:

i) Warning, when the conduct described in subitem “a” of the above subitem of this Agreement is committed, whenever the imposition of a more severe penalty is not justified (Article 156, paragraph 2, Law No. 14133, of 2021)

ii) Disqualification from participating in bids and entering into contracts, when the conduct described in subitems ‘b,’ ‘c,’ and ‘d’ of the above item of this Agreement is committed, whenever the imposition of a more severe penalty is not warranted (Article 156, paragraph 4, of Law No. 14.133, of 2021);

iii) Declaration of unfitness to participate in bids and enter into contracts, when the conduct described in subitems ‘e,’ ‘f,’ ‘g,’ and ‘h’ of the above entry of this Agreement is committed, as well as in subitems ‘b,’ ‘c,’ and ‘d,’ when such conduct justifies the imposition of a more severe penalty (Article 156, paragraph 5, of Law No. 14.133, of 2021).

iv) Fine:

(1) Moratorium due to unjustified breach of the payment schedule of benefits administered by Social Security: The Contractor shall be fined double the amount corresponding to the benefit payments involved on the day of the infraction, in the respective paying agency;

(2) Compensation for repeated breach of the Service Quality Standard: The Contractor shall be fined the amount corresponding to the totality of benefit payments made on the day of the infraction in the respective paying agency.

a) Recurrence shall be considered as established in items 3 and 4, subsection IV of the Service Quality Standard, Exhibit II to this Agreement.

b) After the third notification for the same paying agency for noncompliance with the sections of the Quality Standard, the Contractor shall be fined the amount corresponding to the total benefit payments (credits made by INSS) involved on the day of the last infraction at the respective paying agency.

(3) Compensation for the closure of any paying agency without prior notice of forty (40) days: The Contractor shall be fined from five percent (5%) to ten percent (10%) of the total monthly payment volume of the respective paying agency, based on the amount related to the last payment period established in the INSS payment schedule, unless payment is made as provided in subitem “w”, subsection II, of Item 5.13 of the Terms of Reference.

(4) Compensation for the closure of any paying agency, represented by a correspondent, without prior notice of forty (40) days: The Contractor shall be fined from zero point five percent (0.5%) to one percent (1%) of the total monthly payment volume of the respective correspondent, based on the amount related to the last payment period established in the INSS payment schedule, unless payment is made as provided in subitem “w”, subsection II, of Item 5.13 of the Terms of Reference.

(5) Compensation for the violations described in subitems “e” through “h” of entry 12.1 of this Agreement: from R$1,000,000.00 (one million Reais) to R$10,000,000.00 (ten million Reais).

(6) Compensation for total non-performance of the Agreement provided for in subitem “c” of entry 12.1 of this Agreement: from R$10,000,000.00 (ten million Reais) to R$100,000,000.00 (one hundred million Reais).

(7) Compensation for the violations described in subitems “am”, subsection II, of Item 5.13 of the Terms of Reference: from R$1,000,000.00 (one million Reais) to R$10,000,000.00 (ten million Reais).

(8) For the violations described in subitems “b” or “d” of entry 12.1 of this Agreement: The fine shall range from R$500,000.00 (five hundred thousand Reais) to R$5,000,000.00 (five million Reais).

(9) For unjustified violations described in subitem “a” of entry 12.1 of this Agreement: The fine shall range from R$1,000.00 (one thousand Reais) to R$200,000.00 (two hundred thousand Reais), depending on the severity. For minor infractions that do not cause serious harm to the Government or the insured, the penalty of a warning shall alternatively be applied.

(10) In the event of an unjustified failure to meet the deadline to address any physical/financial discrepancies, pursuant to item 5.12.10 of the Terms of Reference, and after notification by the Principal, a monthly fine of one percent (1%) shall be imposed on the amount of the deficiency, with an additional one percent (1%) for each month in which the settlement is not completed.

12.3. The imposition of the penalties provided for in this Agreement shall not, under any circumstances, exempt the obligation to fully compensate the harm caused to the Contractor, where applicable (Article 156, paragraph 9, of Law No. 14.133, of 2021).

12.4. All penalties provided for in this Agreement may be imposed cumulatively with the fine (Article 156, Paragraph 7, of Law No. 14.133, of 2021).

12.4.1. Before the fine is applied, the interested party shall be afforded the right of defense within fifteen (15) business days, counted from the date of notification (Article 156, of Law No. 14.133, of 2021).

12.5. Before commencement of court collection proceedings, the fine may be paid administratively within a maximum of forty-five (45) days from the date of receipt of the communication sent by the competent authority.

12.6. The imposition of penalties shall occur within an administrative proceeding that ensures adversary proceeding and opportunity to be heard to the Contractors, in accordance with the procedure provided in the main provision and paragraphs of Article 158 of Law No. 14.133, of 2021, for penalties involving disqualification from participating in bids and entering into contracts or declaration of ineligibility to participate in bids and enter into contracts.

12.7.	In the enforcement of the penalties, the following shall be considered (Article 156, Paragraph 1, of Law No. 14.133, of 2021):

a) the nature and severity of the infraction committed;

b) the specific circumstances of the case;

c) aggravating or mitigating circumstances;

d) the damages resulting to the Principal;

e) the implementation or improvement of a compliance program, in accordance with rules and guidelines from control bodies.

12.8. The acts considered administrative infractions under Law No. 14.133 of 2021, or other public procurement and contracts laws, which are also classified as harmful acts under Law No. 12846 of 2013, will be investigated and judged jointly, in the same proceeding, in accordance with the procedural rules and competent authority defined in Law No. 14.133 of 2021 (Article 159).

12.9. The corporate veil of the Contractor may be lifted when used in abuse of rights to facilitate, conceal, or disguise the commission of the unlawful acts set forth in this Agreement or to cause asset commingling, and, in such case, all the effects of the sanctions imposed on the legal entity shall be extended to its managers and members with management powers, to the successor legal entity, or to a company in the same sector with a relationship of association or control, de facto or de jure, with the Contractor, in all cases subject to adversary proceeding, opportunity to be heard, and mandatory prior legal review (Article 160 of Law No. 14.133, of 2021).

12.10. The Principal shall, within a maximum period of fifteen (15) business days from the date of imposition of the sanction, inform and keep updated the data related to the sanctions imposed by it, for publicity purposes in the National Register of Companies Suspended and Not in Good Standing (CEIS) and in the National Register of Punished Companies (CNEP), established within the scope of the Federal Executive Branch. (Article 161 of Law 14.133/2021)

12.11. The sanctions of disqualification from participating in bids and entering into contracts and the declaration of ineligibility to participate in bids and enter into contracts are subject to rehabilitation under the terms of Article 163 of Law No. 14.133/21.

13. SECTION THIRTEEN - AGREEMENT TERMINATION

13.1. The agreement shall be terminated when the period set therein expires, regardless of whether the obligations of both contracting parties have been fulfilled.

13.2. The agreement may be terminated before the obligations stipulated therein are fulfilled, or before the deadline set therein, for any of the reasons provided for in article 137 of Law No. 14.133/21, as well as amicably, ensuring the right to adversary proceeding and opportunity to be heard.

13.3.	In this case, articles 138 and 139 of the same Law are also imposed.

13.4. A change in corporate control or a modification of the institution’s purpose or structure shall not cause termination, provided it does not impair its ability to fulfill the agreement.

13.4.1. If the operation implies a change in the legal entity of the contractor, an amendment agreement must be formalized for the subjective change.

13.5.	The termination instrument, whenever possible, will be preceded by:

13.5.1.	Statement of contractual events already performed or partially performed;

13.5.2.	List of payments already made and still due;

13.5.3.	Indemnities and penalties.

13.6. The agreement may be terminated if it is found that the contractor maintains a technical, commercial, economic, financial, labor, or civil relationship with a director of the contracting agency or entity or with a public official who participated in the bidding process or acts in the supervision or management of the agreement, or who is their spouse, partner, or relative in a direct, collateral, or affinity line up to the third degree (Article 14, subsection IV, of Law No. 14.133, of 2021).

14. SECTION FOURTEEN - BUDGETARY APPROPRIATION

14.1. This engagement does not entail any financial expenditure on the part of the Government.

15. SECTION FIFTEEN - OMISSIONS

15.1. The omitted cases will be decided by the principal, according to the provisions of Law No. 14.133 of 2021 and other applicable federal rules, and, secondarily, according to the provisions of Law No. 8.078 of 1990 - Consumer Protection Code - and general rules and principles of contracts.

16. SECTION SIXTEEN - AMENDMENTS

16.1.	Any contractual amendments shall be governed by the provisions of Articles 124 and following of Law No. 14.133 of 2021.

16.2. Contractual amendments shall be made by executing an amendment agreement, submitted to prior approval by the principal’s legal counsel, except in cases of justified need for early implementation of its effects, in which case the amendment shall be formalized within a maximum of one (1) month (Article 132 of Law No. 14.133, of 2021).

16.3. Records that do not constitute an amendment to the agreement may be made by a simple notation, without the need for executing an amendment agreement, pursuant to Article 136 of Law No. 14.133 of 2021.

17. SECTION SEVENTEEN - PUBLICATION

17.1. It shall be the responsibility of the Principal to disclose this instrument on the National Public Procurement Portal (PNCP), as provided for in Article 94 of Law No. 14.133 of 20201, as well as on the respective official website, in compliance with Article 91, head provision, of Law No. 14.133 of 2021, and Article 8, paragraph 2, of Law No. 12.527 of 2011, in conjunction with Article 7, paragraph 3, subsection V, of Decree No. 7.724 of 2012.

18. SECTION EIGHTEEN - JURISDICTION (Article 92, paragraph 1).

18.1. The Jurisdiction of the Federal Court, Judicial Section of the Federal District, is elected to settle disputes arising from the performance of this Agreement that cannot be resolved through conciliation, pursuant to Article 92, paragraph 1, of Law No. 14133/21.

Brasília/DF, on the date of electronic signature.

/s/ Débora Aparecida Andrade Floriano

DÉBORA APARECIDA ANDRADE FLORIANO

Legal representative of the PRINCIPAL

BANCO CREFISA

BANCO MERCANTIL DO BRASIL SA

BANCO DO ESTADO DO RIO GRANDE DO SUL

BANCO MASTER

BANCO COOPERATIVO SICREDI

BANCO PAN

BANCO BMG BANCO C6 S.A

BANCO DO BRASIL S.A

BANCO BANESTES S.A

BANCO COOPERATIVO SICOOB S.A

BANCO PARANÁ BANCO S/A

BRB BANCO DE BRASILIA S/A

BANCO SEMEAR S.A

BANCO DAYCOVAL

BANCO DO ESTADO DE SERGIPE

BANCO SAFRA BANCO INTER S.A

BANCO AGIBANK

BANCO SANTANDER

BANCO PINE

BANCO CAIXA ECONÔMICA FEDERAL

BANCO ITAÚ UNIBANCO S.A.

BANCO BRADESCO S.A.

WITNESSES:

/s/ Geovar de Almeida Alves

Geovar de Almeida Alves

/s/ Flávia Alencar Cabral Marques

Flávia Alencar Cabral Marques

Reference: Proceeding No. 35014.483102/2023-89

SEI No. 18788463